SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2003

PRAB, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-10187 (Commission File No.)	38-1654849 (IRS Employer Identification No.)

5944 East Kilgore Road, P.O. Box 2121, Kalamazoo, Michigan 49003
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (269) 382-8200

SIGNATURES
Index to Exhibits
EX-2.1 Agreement and Plan of Merger
EX-99.1 Press Release Dated December 15, 2003

Item 5. Other Events and Required FD Disclosure.

On December 15, 2003, the Company announced that it had signed a definitive merger agreement with Kalamazoo Acquisition Corporation (“KAC”), an entity formed by Gary A. Herder, Chairman, Chief Executive Officer and President of the Company, and Edward Thompson, Vice President of Operations of the Company. The merger agreement provides that at the closing of the merger, each outstanding share of the Company’s common stock (other than Company common stock owned by KAC and its affiliates) will convert into the right to receive $2.40 in cash. A copy of the Agreement and Plan of Merger and the press release are attached to this current report as Exhibits 2.1 and 99.1, respectively.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 12, 2003, among Kalamazoo Acquisition Corporation, Kalamazoo Prab Subsidiary Corporation and Prab, Inc. The schedules to the Agreement and Plan of Merger have been omitted in accordance with the rules of the Commission. The registrant agrees to furnish to the Commission, upon request, a copy of each such schedule.

99.1	Press Release, dated December 15, 2003, announcing that the Company had signed a definitive merger agreement with Kalamazoo Acquisition Corporation, an entity owned by Gary A. Herder, Chairman, Chief Executive Officer and President of the Company and Edward Thompson, Vice President of Operations of the Company.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAB, INC. (Registrant)

Date: December 15, 2003	/s/ Gary A. Herder

Gary A. Herder, Chief Executive Officer

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT ON FORM 8-K
Date of Report (Date of earliest event reported): December 12, 2003

Index to Exhibits
&
Exhibits

PRAB, INC.
(a Michigan corporation)
5944 East Kilgore Road, P.O. Box 2121
Kalamazoo, Michigan 49003

Index to Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 12, 2003, among Kalamazoo Acquisition Corporation, Kalamazoo Prab Subsidiary Corporation and Prab, Inc. The schedules to the Agreement and Plan of Merger have been omitted in accordance with the rules of the Commission. The registrant agrees to furnish to the Commission, upon request, a copy of each such schedule.

99.1	Press Release, dated December 15, 2003, announcing that the Company had signed a definitive merger agreement with Kalamazoo Acquisition Corporation, an entity owned by Gary A. Herder, Chairman, Chief Executive Officer and President of the Company and Edward Thompson, Vice President of Operations of the Company.

E-1